Exhibit 99.1
Centessa Pharmaceuticals Reports Fourth Quarter and 2021 Financial Results and Provides Business Update

– Company strengthens strategic focus on rare disease and immuno-oncology assets and details expected upcoming clinical milestones –
– SerpinPC registration studies planned to begin in 2H 2022 following recent FDA meeting; initial focus on Hemophilia B with and without inhibitors –
– LB101 preclinical data expected to be shared at ASCO 2022; IND planned for late 2022 –
– ZF874 Phase 1 update from multiple dose cohorts with PiMZ and PiZZ subjects expected in 2H 2022 –
– Pipeline review led to discontinuation of small molecule EGFR inhibitor discovery program, strategic evaluation of imgatuzumab and discontinuation of funding for lead dual STAT3/5 degrader –
– Cash and cash equivalents of $595.1 million as of December 31, 2021 –

BOSTON and LONDON, March 30, 2022 – Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients, today reported financial results for the fourth quarter and year ended December 31, 2021 and provided a business update.
“We have strengthened our strategic focus on innovative, high impact rare disease and immuno-oncology assets. Lixivaptan for ADPKD and SerpinPC for hemophilia are entering into registrational studies while LB101, our PD-L1xCD47 LockBody®, is advancing toward the clinic,” said Saurabh Saha, MD, PhD, Chief Executive Officer. “We are in a strong financial position to make significant clinical progress towards our ‘4x24’ goal of having four programs in registrational trials in 2024.”
“We believe that our LockBody® programs have the potential to become the cornerstone for a multi-product immuno-oncology franchise. We look forward to sharing initial preclinical data at ASCO 2022 for the first program, LB101, which is designed to selectively drive potent CD47 effector function activity while avoiding systemic toxicity,” said Antoine Yver, MD, MSc, Chairman of Development.
“The breadth of our rare disease programs provides us multiple opportunities to develop drugs which can potentially impact the lives of thousands of patients living with debilitating diseases such as ADPKD, hemophilia, alpha-1-antitrypsin deficiency, pulmonary arterial hypertension, and narcolepsy, among others,” added Javad Shahidi, MD, MSc, Chief Medical Officer.

2021 Highlights and Recent Business Updates

Clinical Development Updates
•SerpinPC: Recently completed pre-IND interactions with the FDA regarding the planned registrational studies for SerpinPC. Based on the FDA feedback, the Company is proceeding with a streamlined, integrated registrational development plan initially for Hemophilia B, with and without inhibitors. The FDA discussions followed the announcement in September 2021 of positive topline data from a proof-of-concept study of SerpinPC in severe Hemophilia A and B subjects not on prophylaxis.
•Lixivaptan: Commenced dosing in the pivotal Phase 3 clinical trial (“ACTION Study”) evaluating lixivaptan as a potential treatment for autosomal dominant polycystic kidney disease (“ADPKD”). In addition, a key US patent was issued on February 8, 2022, which covers the use of lixivaptan for the treatment of ADPKD. The patent term expires June 8, 2038, before considering possible patent term extensions or adjustments.
•ZF874: Announced proof-of-mechanism data from the first three PiMZ subjects dosed in the Phase 1 Part B study evaluating ZF874 for the treatment of AATD demonstrating that a pharmacological chaperone has the potential to achieve clinically significant Z-A1AT serum increases in individuals with AATD.
Business Updates
•Further strengthened the leadership team with multiple key appointments, including Antoine Yver, MD, MSc, Executive Vice President and Chairman of Development; Javad Shahidi, MD, MSc, Chief Medical Officer; and David Grainger, PhD, Chief Innovation Officer.
•Dosing of the first subject with lixivaptan in the Phase 3 ACTION Study in February 2022 triggered settlement of the contingent value rights (“CVRs”) originally issued to the former shareholders and option holders of Palladio Biosciences in connection with its acquisition by Centessa in January 2021.
•Entered into financing agreement with funds managed by Oberland Capital Management LLC (“Oberland Capital”) and received initial $75 million funding in October of 2021.
•As part of ongoing portfolio management, the Company has recently decided to discontinue the small molecule EGFR inhibitor discovery program; evaluate strategic options, including potential divestment, for imgatuzumab; and discontinue internal funding for the lead dual-STAT3/5 degrader program.
•Announced ‘4x24’ portfolio goal with the aim of having four registrational programs in 2024.

Upcoming Program Milestones
Registrational: Programs currently in or expected to enter registrational trials this year:
•Lixivaptan, vasopressin V2 receptor antagonist for ADPKD: Lixivaptan is currently being administered in the Phase 3 registrational ACTION Study to investigate its potential to treat ADPKD and avoid safety issues associated with the only drug currently approved for the treatment of ADPKD. The ACTION Study is expected to enroll ~1,350 subjects across>200 sites in over 20 countries. The Company anticipates completing enrollment in the second half of 2023 and, if results are supportive, plans to submit a New Drug Application after completion of the one-year double-blind portion of the study.
•SerpinPC, an activated protein C inhibitor for Hemophilia: In the second half of 2022 the Company expects to launch two registrational studies. The first study will enroll ~120 subjects and evaluate the efficacy and safety of prophylactic SerpinPC in subjects with severe Hemophilia B without inhibitors and will include subjects with severe Hemophilia A to add to the safety database. The second registrational study is planned with fewer than 20 subjects to evaluate the efficacy and safety of SerpinPC in subjects with severe Hemophilia B with inhibitors. Registrational plans for Hemophilia A are in development. The Phase 2a open label extension study is ongoing, and we expect to report data on the 48-week flat dose portion of that study and interim results from the following 24-week high dose portion in the fourth quarter of 2022.
Emerging: Programs / platforms with expected clinical proof of concept in the next 18 months
•LB101 and LB201 in Solid Tumors: LB101, a PD-L1xCD47 LockBody®, is designed to selectively drive potent CD47 effector function activity while avoiding systemic toxicity. We anticipate sharing foundational preclinical data at ASCO 2022, with an IND for LB101 planned for late 2022. LB201, a PD-L1xCD3 LockBody®, is designed to selectively drive potent CD3 effector function activity while avoiding systemic toxicity. IND for LB201 is planned for 2023.
•ZF874 in Alpha-1 Antitrypsin Deficiency (AATD): Small molecule folding corrector of the Z variant of alpha-1-antitrypsin. We expect to share Phase 1 data from multiple dose cohorts with PiMZ and PiZZ subjects in 2H 2022.
•MGX292 in Pulmonary Arterial Hypertension (PAH): Recombinant modified BMP9 replacement protein designed to overcome the deficiency in BMP9 signaling in PAH. IND is planned for early 2023.
•OX2R Agonists (Oral and Intranasal) in Narcolepsy Type 1 (NT1): Selective orexin receptor 2 agonists targeting the underlying pathophysiology of orexin neuron loss in NT1. INDs/CTAs are planned for 2023.
Exploratory: Programs with expected clinical proof of concept beyond 18 months
•CBS001 in Inflammatory / Fibrotic Diseases: High-affinity anti-LIGHT antibody. Phase 1 clinical trial in healthy volunteers is expected to begin in the second quarter of 2022.
•CBS004 in Autoimmune Diseases: Humanized mAb targeting BDCA2. IND is planned for late 2022.

Fourth Quarter and 2021 (period January 30 through December 31, 2021) Successor Financial Results
•Cash and Cash Equivalents: $595.1 million as of December 31, 2021 which the Company expects will fund operations, based on current non-risk adjusted plans, into early 2024, without drawing on the remaining available tranches under the Oberland facility.

•R&D Expenses: $41.5 million for the Company for the quarter ended December 31, 2021, $95.7 million for the Successor for 2021.
•General & Administrative Expenses: $13.0 million for the Company for the quarter ended December 31, 2021, $42.9 million for the Successor for 2021.
•Net Loss Attributable to Ordinary Shareholders: $60.8 million for the quarter ended December 31, 2021, $381.1 million for the Successor for 2021 (which includes two special, non-cash expenses: a $220 million charge for acquired in-process R&D associated with the Centessa subsidiary acquisitions; and a $15 million fair value adjustment to the CVRs).

About Centessa Pharmaceuticals
Centessa Pharmaceuticals plc (“Centessa”) is a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications in rare diseases and immuno-oncology. Our management team has extensive R&D experience, and provides direct guidance to our program teams as they advance candidates from research through all stages of development. For more information, visit www.centessa.com.
Forward Looking Statements
This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to deliver impactful medicines to patients; the ability of our key executives to drive execution of the Company’s portfolio of programs; our asset-centric business model and the intended advantages and benefits thereof; research and clinical development plans; the scope, progress, results and costs of developing our product candidates or any other future product candidates; the development and therapeutic potential of our product candidates, including lixivaptan, SerpinPC and ZF874; strategy; regulatory matters, including the timing and likelihood of success of obtaining approvals to initiate or continue clinical trials or market any products; market size and opportunity for our product candidates; and our anticipated cash runway. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to our ability to protect and maintain our intellectual property position; business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing products and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; geo-political risks such as the Russia-Ukraine conflict and risks related to the COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Form 10-K, and our other reports, which are on file with the SEC. We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.
Contacts:
Investors:
investors@centessa.com
John Fraunces, LifeSci Advisors
jfraunces@lifesciadvisors.com

Media:
media@centessa.com

Centessa Pharmaceuticals plc (Successor) and Centessa Predecessor Group (Predecessor)
Consolidated and Combined Statements of Operations and Comprehensive Loss
(unaudited)
(amounts in thousands except share and per share data)

	Successor		Predecessor
	Three months ended December 31, 2021	Period from January 30, 2021 through December 31, 2021	Period from January 1, 2021 through January 29, 2021	Three months ended December 31, 2020	Twelve months ended December 31, 2020
Operating expenses:
Research and development	$ 41,534	$ 95,660	$ 662	$ 2,697	$ 9,301
General and administrative	12,988	42,888	121	308	1,139
Change in fair value of contingent value rights	3,770	15,082	—	—	—
Acquired in-process research and development	—	220,454	—	—	—
Loss from operations	(58,292)	(374,084)	(783)	(3,005)	(10,440)
Interest income (expense), net	(1,272)	(1,172)	(9)	(12)	(68)
Amortization of debt discount	—	—	(37)	(90)	(310)
Debt issuance costs	(1,331)	(1,331)	—	—	—
Other income (expense), net	235	(4,370)	—	(180)	155
Loss before income taxes	(60,660)	(380,957)	(829)	(3,287)	(10,663)
Income tax charge	114	114	—	—	—
Net loss	(60,774)	(381,071)	(829)	(3,287)	(10,663)
Other comprehensive loss:
Foreign currency translation adjustment	(2,050)	778	107	119	(240)
Total comprehensive loss	$ (62,824)	$ (380,293)	$ (722)	$ (3,168)	$ (10,903)

Net loss per ordinary share - basic and diluted	$ (0.68)	$ (5.07)
Weighted average ordinary shares outstanding - basic and diluted	89,935,902	75,166,456

Centessa Pharmaceuticals plc (Successor) and Centessa Predecessor Group (Predecessor)
Condensed Consolidated and Combined Balance Sheets
(unaudited)
(amounts in thousands except share and per share data)

	Successor	Predecessor
	December 31, 2021	December 31, 2020
Total assets:
Cash and cash equivalents	$ 595,082	$ 7,227
Other assets	34,553	4,490
Total assets	$ 629,635	$ 11,717

Total liabilities
Other liabilities	$ 24,681	$ 8,619
Long term debt	75,700	—
Contingent value rights	37,700	—
Total liabilities	$ 138,081	$ 8,619

Total convertible preferred shares, shareholders’ equity and combined deficit	$ 491,554	$ 3,098
Total liabilities, convertible preferred shares, shareholders' equity and combined deficit	$ 629,635	$ 11,717